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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported): May 14, 1998



                              Market America, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



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

           North Carolina                        000-23250                    56-1784094
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  (State or Other Jurisdiction of             (Commission File           (I.R.S. Employer
  Incorporation or Organization)                    Number)              Identification No.)
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       7605-A Business Park Drive                                  27409
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's Telephone Number, Including Area Code: (336) 605-0040


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                              MARKET AMERICA, INC.

Item 5.  Other Events.

         The Company previously has reported the pendency of an investigation affecting the Company by the staff of the U.S. Securities and Exchange Commission. The Company recently has been informed by the SEC staff that it is considering recommending institution of a civil injunctive enforcement action against the Company and certain individuals associated with the Company. The Company does not believe that any enforcement action against the Company or persons associated with the Company is warranted. At the present time, however, the Company is unable to predict the outcome of the investigation or whether it might result in civil proceedings involving the Company or its associates.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MARKET AMERICA, INC.

                                          By: /s/  James H. Ridinger
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                                              James H. Ridinger
                                              Chairman of the Board, President &
                                              Chief Executive Officer
Date:  June 4, 1998